EXHIBIT 10.1

AMENDMENT

TO

UNIT PURCHASE AGREEMENT

AMENDMENT dated as of April 10, 2014 (this “Amendment”) to Unit Purchase Agreement dated December 20, 2013 (the “Purchase Agreement”) by and among TNR HOLDINGS LLC, a Delaware limited liability company (the “Company”), MESA ENERGY, INC., a Nevada corporation (“Mesa”), ARMADA OIL, INC., a Nevada corporation (“Armada”; together with Mesa, the “Parent Parties”) and GULFSTAR RESOURCES LLC, a Nevada limited liability company (the “Purchaser”).  Capitalized but undefined terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, in connection with Purchaser’s purchase of additional Class A Units of the Company pursuant to Section 1.3 of the Purchase Agreement (the “Tranche B Funding”), the parties hereto wish to amend the Purchase Agreement, with such amendments becoming effective as of the date first set forth above.

NOW THEREFORE, in consideration of the premises and the agreements herein contained and intending to be legally bound hereby, the parties hereto, intending to be legally bound, hereby amend the LLC Agreement as follows:

1. Section 5.1 of the Purchase Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“Section 5.1                      F&M Facility.  The Parent Parties shall notify the Company and the Purchaser immediately in the event of any default or potential default under the F&M Facility.  In the event that there is a default under the F&M Facility, Purchaser and/or the Company shall have the right to pay such amounts to the Bank as may be necessary to cure such default.  Any such payment shall be deemed to be a capital contribution by Purchaser under the terms of the LLC Agreement.  In the event that any cash or other property is transferred from the Company or any Subsidiary (including, without limitation, pursuant to (i) an account control agreement, (ii) any guaranty granted by the Company, Tchefuncte, or MGC, or (iii) any pledge of equity of Tchefuncte or MGC) in connection with the F&M Facility, whether voluntarily or involuntarily, then Purchaser’s pro rata share of such cash or other property (in proportion to Purchaser’s Ownership Percentage, as that term is defined in the LLC Agreement) shall be deemed to be a capital contribution by the Purchaser under the terms of the LLC Agreement.  The Parent Parties agree not to take, or fail to take, any action, including requesting advances or borrowing additional funds, that will result in the Bank advancing any funds under the F&M Facility or making any payment that would be deemed to be an advance of funds to the extent such advance or payment would result in the total amount of principal and interest outstanding under the F&M Facility to be more than $8,222,693.  If the Bank’s liens on the assets of the Company and the Subsidiaries are not removed by December 31, 2014, Purchaser and/or the Company shall have the right to pay such amounts to the Bank and/or provide such other security and/or replacement letters of credit as may be necessary to remove all such liens.  Any such payment shall be deemed to be a capital contribution by Purchaser under the terms of the LLC Agreement.  Notwithstanding anything to the contrary contained in Section 2.2(b) of the LLC Agreement, each Class A Unit issued in connection with any payments deemed to be capital contributions under this Section 5.1 shall be valued at $564.31.”

EXHIBIT 10.1

2. Use of Proceeds.  Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties agree that the proceeds of the Tranche B Funding, less transaction expenses, shall be used by the Company for the uses and in the amounts set forth on Exhibit A hereto.

3. Bank Accounts.  On or before April 15, 2014, the Parent Parties shall transfer, or cause to be transferred, by wire transfer all cash of the Company and the Subsidiaries to the following accounts at Hancock Bank: Tchefuncte Natural Resources, LLC Revenue Account No. 46529216; Mesa Gulf Coast, LLC Revenue Account No. 46529208; Mesa Gulf Coast, LLC Operating Account No. 46529194; and TNR Holdings, LLC Account No. 46528821, as directed more specifically by Purchaser or its representatives.

4. Representations and Warranties.  The Company and the Parent Parties hereby jointly and severally certify to the Purchaser that, except as set forth on Exhibit B hereto, the representations and warranties contained in Article II of the Purchase Agreement are true and correct as of the date hereof.  The Purchaser hereby certifies to the Company and the Parent Parties that the representations and warranties contained in Article III of the Purchase Agreement are true and correct as of the date hereof.

5. Conflict.  In the event of any conflict between the terms and conditions of this Amendment and the Purchase Agreement, this Amendment shall govern and prevail in all respects.

6. Binding Effect.  This Amendment shall be binding upon, and shall inure to the benefit of, the respective successors and permitted assigns of the parties hereto.

7. Full Force and Effect.  Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

8. Captions.  The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

9. Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10. Governing Law.  This Amendment shall be governed by and construed under the laws of the State of New York, without giving effect to the conflict of laws principals thereof.

11. Hedge Liabilities.  Notwithstanding anything to the contrary in any other agreement, in connection with the hedge agreements set forth on Schedule 2.13(l) of the Purchase Agreement (as amended hereby as set forth on Exhibit C hereto) (the “Hedge Agreements”) (i) the Company shall assume all liabilities under the Hedge Agreements, (ii) and the appropriate Parent Party shall assign, transfer, and deliver to the Company all benefits and proceeds of the Hedge Agreements, (iii) the parties hereto shall make good faith efforts to assign the Hedge Agreements to the Company as soon as practicable after the date hereof, and (iv) no Parent Party or affiliate thereof shall enter into any additional hedging arrangements relating to the operations of, or on behalf of, the Company.

EXHIBIT 10.1

12. Payoff of Notes Payable.  Upon confirmation of initiation of the wire transfer referenced in paragraph 8 above, Armada shall prepare checks for the payoff of currently outstanding notes payable to Marceau Schlumberger, Nicolas Schlumberger, Yannick Mathieu and Nicholas Williams and shall send those checks via overnight delivery.  The checks for Marceau and Nicolas Schlumberger shall be sent to the attention of Marceau Schlumberger at Coral Reef Capital and the other two checks shall be sent to the address currently on file with Armada for those persons.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

ARMADA OIL, INC.

By:           /s/ Randy M. Griffin
Name:  Randy M. Griffin
Title:    CEO

MESA ENERGY, INC.

By:           /s/ Randy M. Griffin
Name:  Randy M. Griffin
Title:    CEO

GULFSTAR RESOURCES LLC
By: Gulfstar Manager LLC, its Managing Member

By:           /s/ Marceau Schlumberger
Name:  Marceau Schlumberger
Title:    Member

TNR HOLDINGS LLC

By:           /s/ David Freeman
Name:  David Freeman
Title:    President

Exhibit A

Use of Proceeds of Tranche B Funding

Funds to be used by Armada Midcontinent, LLC, an Oklahoma limited liability company (“AMC”), towards acquiring, from Piqua Petro, Inc., producing Oil and Gas Leases in Woodson County, Kansas known as The Windgrave Lease, The Karman Lease, The Light Lease and The Stockebrand Lease, as defined in Exhibit A of the related Mortgage and Security Agreement between AMC and The F&M Bank and Trust Company on or
about the date hereof:                                                                                                                   $6,419,572.77

Fees and expenses:                                                                                                                           $280,479.86

Total for Tranche B:                                                                                                                     $6,700,052.63

Exhibit B

References are to sections of the Disclosure Schedule attached to the Unit Purchase Agreement as Schedule I.

2.9 (a) (i)	A new lease has been signed, of which Purchaser is aware.

2.9 (a) (ii)	The lease was extended for two (2) years starting on February 1, 2014.

2.9 (b)	An oil and gas lease (state lease #21364) has been added, of which Purchaser is aware

2.12	The Company has not established reserves for taxes not yet due and payable for 2014

2.13 (l)	Additional natural gas hedges were added in January 2014 to take advantage of the price increase. A new hedge schedule is attached hereto as Exhibit C.

2.19	The last sentence of this schedule is no longer applicable as David Freeman and Jenny Frey are now both employed by Mesa Gulf Coast.

2.24
The first section is not relevant to the Company.  The second section would now include account number 60315555 of the Company.  The signatories currently are Randy Griffin, Rachel Dillard and David Freeman for the MGC Accounts and Rachel Dillard and Randy Griffin for the Company account.

Exhibit C

Hedge Positions